UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934




  Date of Report (Date of earliest event reported): January 31, 1997

                          GENERAL MILLS, INC.

        (Exact name of registrant as specified in its charter)



      Delaware              1-1185                  41-0274440
(State of Incorporation)                    (Commission File Number)
(IRS Employer Identification No.)


Number One General Mills Boulevard
(Mail:  P.O. Box 1113)
Minneapolis, Minnesota   55440
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (612) 540-2311



Item 2.  Acquisition or Disposition of Assets.

        On January 31, 1997, General Mills completed the acquisition of the branded ready-to-eat cereal and snack businesses of Ralcorp Holdings, Inc., following approval by Ralcorp shareholders.

        The purchase price of $570 million was paid through the issuance of $355 million in General Mills common stock (0.163 share of General Mills common stock for each share of Ralcorp common stock outstanding), equaling approximately 5.4 million shares, and the assumption by General Mills of $215 million of Ralcorp debt.


Item 7.  Financial Statements and Exhibits.

(c) Exhibits

        2.1. Registrant's Registration Statements on Form S-4 (File Nos. 333-18849 and 333-20429) effective December 27, 1996 and January 24, 1997, are incorporated by reference herein.

        2.2. Second and Third Amendments to the Agreement and Plan of Merger dated as of January 29, 1997 and January 31, 1997, respectively, by and among Ralcorp Holdings, Inc., General Mills,
Inc. and General Mills Missouri, Inc.

        4.1. Copy of Indenture dated September 23, 1994 between Ralcorp Holdings, Inc. as Issuer and The First National Bank of Chicago as Trustee, as supplemented by First Supplemental Indenture dated as of January 31, 1997 among Ralcorp Holdings, Inc. and General Mills, Inc. and The First National Bank of Chicago, as Trustee.


                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GENERAL MILLS, INC.


Dated:  February 10, 1997        By:      /s/ Siri S. Marshall
                                       Siri S. Marshall
                                       Senior Vice President and
                                          General Counsel